Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS
FOURTH QUARTER AND FULL YEAR 2019 EPS OF $0.22 AND $3.11 PER SHARE; AND FFO OF $1.75 AND $7.00 PER SHARE

Financial and Operating Highlights

•
Net income attributable to common stockholders of $0.22 per share for the fourth quarter and $3.11 for the full year 2019 as compared to net loss of $0.73 and net income of $2.67 per share for the same periods in 2018.

•
Funds from operations, or FFO, of $1.75 per share for the fourth quarter and $7.00 per share for the year ended December 31, 2019, as compared to $1.61 and $6.62 per share for the same periods in the prior year.

•
Same-store cash net operating income, or NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased 2.6% for the full year excluding lease termination income and free rent given to Viacom at 1515 Broadway, as compared to the prior year.

•
Signed 59 Manhattan office leases covering 1,283,470 square feet in the fourth quarter and 163 Manhattan leases covering 2,468,365 square feet for the full year. The mark-to-market on signed Manhattan office leases was 56.0% higher for the fourth quarter and 38.1% for the full year over the previous fully escalated rents on the same spaces.

•	Reached 65% leased at One Vanderbilt Avenue after signing a new lease with Oak Hill Advisors and expansions with The Carlyle Group and McDermott Will & Emery LLP during the fourth quarter.

•	Manhattan same-store occupancy was 96.2% as of December 31, 2019, inclusive of leases signed but not yet commenced, as compared to 95.3% at the end of the previous quarter.
Investing Highlights

•
Announced an increase to the size of the Company's share repurchase program by an additional $500 million, bringing the program to a total of $3.0 billion. To date the Company has repurchased a total of 22.7 million shares of its common stock under the program and redeemed 0.6 million common units of its Operating Partnership, or OP units. The average price of total share repurchases and OP Unit redemptions to date is $95.70 per share/unit.

•
Closed on the acquisition of 707 Eleventh Avenue for a gross purchase price of $90.0 million. The 160,000-square-foot property will be redeveloped into a modern, Class-A building, attracting companies across industries, including TAMI and boutique FIRE tenants.

•	Closed on the sale of 360 Hamilton Avenue in White Plains, New York and 100, 200 and 500 Summit Lake Drive in Valhalla, New York, reducing the Company’s combined debt by $228.7 million.

•	Closed on the sale of the development site at 562 Fifth Avenue for a sale price of $52.4 million. The transaction generated net cash proceeds to the Company of $50.9 million.

•	Closed on the sale of the development site at 1640 Flatbush Avenue in Brooklyn, for a sale price of $16.2 million. The transaction generated net cash proceeds to the Company of $15.6 million.

•	Closed on the sale of 1010 Washington Boulevard in Stamford, Connecticut, for a sale price of $23.1 million. The transaction generated net cash proceeds to the Company of $20.9 million.
Summary
New York, NY, January 22, 2020 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended December 31, 2019 of $17.4 million, or $0.22 per share, as compared to net loss attributable to common stockholders of $61.2 million, or $0.73 per share, for the same quarter in 2018.
The Company also reported net income attributable to common stockholders for the year ended December 31, 2019 of $255.5 million, or $3.11 per share, as compared to net income attributable to common stockholders of $232.3 million, or $2.67 per share, for 2018. Net income attributable to common stockholders for the year ended December 31, 2019 includes $0.69 per share, of net gains recognized from the sale of real estate offset by $0.08 per share of depreciable real estate reserves.
The Company reported FFO for the quarter ended December 31, 2019 of $147.6 million, or $1.75 per share, as compared to FFO for the same period in 2018 of $142.7 million, or $1.61 per share.
The Company also reported FFO for the year ended December 31, 2019 of $605.7 million, or $7.00 per share, as compared to FFO for 2018 of $605.7 million, or $6.62 per share.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended December 31, 2019, the Company reported consolidated revenues and operating income of $308.1 million and $155.4 million, respectively, compared to $317.0 million and $158.2 million, respectively, for the same period in 2018.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures increased by 2.0% for the fourth quarter and 2.6% for the year ended December 31, 2019, excluding lease termination income and free rent given to Viacom at 1515 Broadway.

During the fourth quarter, the Company signed 59 office leases in its Manhattan portfolio totaling 1,283,470 square feet. Thirty-nine leases comprising 941,150 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $73.52 per rentable square foot, representing a 56.0% increase over the previous fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the fourth quarter was 10.6 years and average tenant concessions were 7.9 months of free rent with a tenant improvement allowance of $64.56 per rentable square foot.
During 2019, the Company signed 163 office leases in its Manhattan portfolio totaling 2,468,365 square feet. One hundred sixteen leases comprising 1,761,686 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $73.36 per rentable square foot, representing a 38.1% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in 2019 was 10.7 years, or 11.1 years including the office leases signed at One Vanderbilt, and average tenant concessions were 6.8 months of free rent with a tenant improvement allowance of $63.38 per rentable square foot.
Occupancy in the Company's Manhattan same-store portfolio was 96.2% as of December 31, 2019, inclusive of 373,434 square feet of leases signed but not yet commenced, as compared to 95.3% as of September 30, 2019.
Significant leases that were signed in the fourth quarter included:

•	New lease with Amazon for 335,408 square feet at 410 10th Avenue, for 16.2 years;

•	Renewal with BMW of Manhattan, Inc. for 226,556 square feet at 555 West 57th Street, for 10.0 years;

•	New lease with Strategic Family, Inc. for 82,557 square feet at 711 Third Avenue, for 6.0 years;

•	New lease with Oak Hill Advisors for 45,954 square feet at One Vanderbilt Avenue, for 15.0 years;

•	New lease with West Monroe Partners, Inc. for 41,715 square feet at Worldwide Plaza, for 10.5 years;

•	New lease with RAD Entertainment Group for 39,436 square feet at 1515 Broadway, for 20.0 years; and

•	New lease with Greenberg Traurig for 38,098 square feet at 420 Lexington Avenue, for 15.0 years.
Investment Activity
In December, the Company announced that its Board of Directors authorized a $500 million increase to the size of its share repurchase program, bringing the program to a total of $3.0 billion. To date, the Company has acquired 22.7 million shares of its common stock under the program and redeemed 0.6 million common units of its Operating Partnership, or OP units, allowing the Company to save approximately $82.7 million of common dividends and distributions on an annualized basis. The average price of total share repurchases and OP Unit redemptions to date is $95.70 per share/unit.
In January, the Company closed on the acquisition of 707 Eleventh Avenue for a gross purchase price of $90.0 million. The 160,000-square-foot property will be redeveloped into a modern, Class-A building, attracting companies across industries, including TAMI and boutique FIRE tenants.
In December, the Company closed on the sale of 360 Hamilton Avenue in White Plains, New York and 100, 200 and 500 Summit Lake Drive in Valhalla, New York, reducing the Company’s combined debt by $228.7 million.
In December, the Company closed on the sale of the development site at 562 Fifth Avenue for a sale price of $52.4 million. The transaction generated net cash proceeds to the Company of $50.9 million.
In December, the Company closed on the sale of the development site at 1640 Flatbush Avenue in Brooklyn, for a sale price of $16.2 million. The transaction generated net cash proceeds to the Company of $15.6 million.
In November, the Company closed on the previously announced sale of 1010 Washington Boulevard in Stamford, Connecticut, for a sale price of $23.1 million. The transaction generated net cash proceeds to the Company of $20.9 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity investment portfolio decreased to $1.61 billion at December 31, 2019, including $1.58 billion of investments at a weighted average current yield of 8.6% that are classified in the debt and preferred equity line item on the balance sheet, and mortgage investments aggregating $0.03 billion at a weighted average current yield of 6.5% that are included in other balance sheet line items for accounting purposes.
During the fourth quarter, the Company originated or acquired new subordinate debt and preferred equity investments totaling $150.0 million, all of which was retained and $86.8 million was funded, at a weighted average yield of 10.2%.
Dividends
In the fourth quarter of 2019, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•	$0.885 per share of common stock, which was paid on January 15, 2020 to shareholders of record on the close of business on January 2, 2020; and

•
$0.40625 per share on the Company's 6.50% Series I Cumulative Redeemable Preferred Stock for the period October 15, 2019 through and including January 14, 2020, which was paid on January 15, 2020 to shareholders of record on the close of business on January 2, 2020, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, January 23, 2020 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using passcode 2796502.
A replay of the call will be available 7 days after the call by dialing (855) 859-2056 using passcode 2796502. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”.
Company Profile
SL Green Realty Corp., an S&P 500 company and New York City's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of December 31, 2019, SL Green held interests in 97 buildings totaling 44.0 million square feet. This included ownership interests in 26.5 million square feet of Manhattan buildings and 16.4 million square feet securing debt and preferred equity investments.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues:
Rental revenue, net	$218,495	$216,477	$863,061	$864,978
Escalation and reimbursement	31,957	31,042	120,496	113,596
Investment income	42,423	57,952	195,590	201,492
Other income	15,207	11,565	59,848	47,326
Total revenues	308,082	317,036	1,238,995	1,227,392
Expenses:
Operating expenses, including related party expenses of $4,531 and $18,106 in 2019 and $4,534 and $17,823 in 2018	58,814	56,476	234,676	229,347
Real estate taxes	47,756	46,563	190,764	186,351
Operating lease rent	8,297	6,304	33,188	32,965
Interest expense, net of interest income	44,724	51,974	190,521	208,669
Amortization of deferred financing costs	3,087	2,695	11,653	12,408
Depreciation and amortization	64,090	71,458	272,358	279,507
Loan loss and other investment reserves, net of recoveries	—	5,752	—	6,839
Transaction related costs	369	426	729	1,099
Marketing, general and administrative	25,575	26,030	100,875	92,631
Total expenses	252,712	267,678	1,034,764	1,049,816

Equity in net (loss) income from unconsolidated joint ventures	(11,874)	(2,398)	(34,518)	7,311
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	167,445	76,181	303,967
Purchase price and other fair value adjustment	—	—	69,389	57,385
Loss on sale of real estate, net	(19,241)	(36,984)	(16,749)	(30,757)
Depreciable real estate reserves	—	(220,852)	(7,047)	(227,543)
Loss on early extinguishment of debt	—	(14,889)	—	(17,083)
Net income (loss)	24,255	(58,320)	291,487	270,856
Net (income) loss attributable to noncontrolling interests in the Operating Partnership	(995)	3,439	(13,301)	(12,216)
Net loss attributable to noncontrolling interests in other partnerships	635	241	3,159	6
Preferred unit distributions	(2,726)	(2,842)	(10,911)	(11,384)
Net income (loss) attributable to SL Green	21,169	(57,482)	270,434	247,262
Perpetual preferred stock dividends	(3,737)	(3,737)	(14,950)	(14,950)
Net income (loss) attributable to SL Green common stockholders	$17,432	$(61,219)	$255,484	$232,312

Earnings Per Share (EPS)
Net income (loss) per share (Basic)	$0.21	$(0.73)	$3.10	$2.67
Net income (loss) per share (Diluted)	$0.22	$(0.73)	$3.11	$2.67

Funds From Operations (FFO)
FFO per share (Basic)	$1.76	$1.62	$7.04	$6.63
FFO per share (Diluted)	$1.75	$1.61	$7.00	$6.62

Basic ownership interest
Weighted average REIT common shares for net income per share	79,517	83,967	81,733	86,753
Weighted average partnership units held by noncontrolling interests	4,250	4,220	4,275	4,562
Basic weighted average shares and units outstanding	83,767	88,187	86,008	91,315

Diluted ownership interest
Weighted average REIT common share and common share equivalents	80,070	84,156	82,287	86,968
Weighted average partnership units held by noncontrolling interests	4,250	4,220	4,275	4,562
Diluted weighted average shares and units outstanding	84,320	88,376	86,562	91,530

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,	December 31,
	2019	2018
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,751,544	$1,774,899
Building and improvements	5,154,990	5,268,484
Building leasehold and improvements	1,433,793	1,423,107
Right of use asset - financing leases	47,445	47,445
Right of use asset - operating leases	396,795	—
	8,784,567	8,513,935
Less: accumulated depreciation	(2,060,560)	(2,099,137)
	6,724,007	6,414,798
Assets held for sale	391,664	—
Cash and cash equivalents	166,070	129,475
Restricted cash	75,360	149,638
Investment in marketable securities	29,887	28,638
Tenant and other receivables	43,968	41,589
Related party receivables	21,121	28,033
Deferred rents receivable	283,011	335,985
Debt and preferred equity investments, net of discounts and deferred origination fees of $14,562 and $22,379 and allowances of $1,750 and $5,750 in 2019 and 2018, respectively	1,580,306	2,099,393
Investments in unconsolidated joint ventures	2,912,842	3,019,020
Deferred costs, net	205,283	209,110
Other assets	332,801	295,679
Total assets	$12,766,320	$12,751,358

Liabilities
Mortgages and other loans payable	$2,211,883	$1,988,160
Revolving credit facility	240,000	500,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	1,502,837	1,503,758
Deferred financing costs, net	(46,583)	(50,218)
Total debt, net of deferred financing costs	5,408,137	5,441,700
Accrued interest payable	22,148	23,154
Accounts payable and accrued expenses	166,905	147,061
Deferred revenue	114,052	94,453
Lease liability - financing leases	44,448	43,616
Lease liability - operating leases	381,671	3,603
Dividend and distributions payable	79,282	80,430
Security deposits	62,252	64,688
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	177,080	116,566
Total liabilities	6,555,975	6,115,271

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	409,862	387,805
Preferred units	283,285	300,427

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both December 31, 2019 and December 31, 2018	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 80,258 and 84,739 issued and outstanding at December 31, 2019 and December 31, 2018, respectively (including 1,055 held in Treasury at both December 31, 2019 and December 31, 2018)	803	847
Additional paid-in capital	4,286,395	4,508,685
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive (loss) income	(28,485)	15,108
Retained earnings	1,084,719	1,278,998
Total SL Green Realty Corp. stockholders’ equity	5,441,315	5,901,521
Noncontrolling interests in other partnerships	75,883	46,334
Total equity	5,517,198	5,947,855
Total liabilities and equity	$12,766,320	$12,751,358

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Funds From Operations (FFO) Reconciliation:	2019	2018	2019	2018

Net income (loss) attributable to SL Green common stockholders	$17,432	$(61,219)	$255,484	$232,312
Add:
Depreciation and amortization	64,090	71,458	272,358	279,507
Joint venture depreciation and noncontrolling interest adjustments	47,224	46,348	192,426	187,147
Net income (loss) attributable to noncontrolling interests	360	(3,680)	10,142	12,210
Less:
Loss on sale of real estate, net	(19,241)	(36,984)	(16,749)	(30,757)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	167,445	76,181	303,967
Purchase price and other fair value adjustments	—	—	69,389	57,385
Depreciable real estate reserves	—	(220,852)	(7,047)	(227,543)
Depreciation on non-rental real estate assets	742	638	2,935	2,404
FFO attributable to SL Green common stockholders	$147,605	$142,660	$605,701	$605,720

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Operating income and Same-store NOI Reconciliation:	2019	2018	2019	2018

Net income (loss)	$24,255	$(58,320)	$291,487	$270,856
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	(167,445)	(76,181)	(303,967)
Purchase price and other fair value adjustments	—	—	(69,389)	(57,385)
Loss on sale of real estate, net	19,241	36,984	16,749	30,757
Depreciable real estate reserves	—	220,852	7,047	227,543
Depreciation and amortization	64,090	71,458	272,358	279,507
Interest expense, net of interest income	44,724	51,974	190,521	208,669
Amortization of deferred financing costs	3,087	2,695	11,653	12,408
Operating income	155,397	158,198	644,245	668,388

Equity in net loss (income) from unconsolidated joint ventures	11,874	2,398	34,518	(7,311)
Marketing, general and administrative expense	25,575	26,030	100,875	92,631
Transaction related costs, net	369	426	729	1,099
Investment income	(42,423)	(57,952)	(195,590)	(201,492)
Loan loss and other investment reserves, net of recoveries	—	5,752	—	6,839
Non-building revenue	(9,392)	(6,391)	(31,860)	(22,099)
Loss on early extinguishment of debt	—	14,889	—	17,083
Net operating income (NOI)	141,400	143,350	552,917	555,138

Equity in net (loss) income from unconsolidated joint ventures	(11,874)	(2,398)	(34,518)	7,311
SLG share of unconsolidated JV depreciation and amortization	46,429	46,939	189,290	187,962
SLG share of unconsolidated JV interest expense, net of interest income	37,168	37,266	153,151	144,663
SLG share of unconsolidated JV amortization of deferred financing costs	1,751	1,500	6,415	6,315
SLG share of unconsolidated JV loss on early extinguishment of debt	—	—	258	—
SLG share of unconsolidated JV investment income	(314)	(2,751)	(3,331)	(12,014)
SLG share of unconsolidated JV non-building revenue	(1,292)	(725)	(4,016)	(3,636)
NOI including SLG share of unconsolidated JVs	213,268	223,181	860,166	885,739

NOI from other properties/affiliates	(14,382)	(17,877)	(55,762)	(84,595)
Same-Store NOI	198,886	205,304	804,404	801,144

Ground lease straight-line adjustment	497	231	2,039	1,803
Joint Venture ground lease straight-line adjustment	107	258	680	1,031
Straight-line and free rent	(1,501)	(6,036)	(6,359)	(15,429)
Amortization of acquired above and below-market leases, net	(903)	(1,185)	(3,677)	(5,420)
Joint Venture straight-line and free rent	(359)	(4,525)	(46,125)	(19,500)
Joint Venture amortization of acquired above and below-market leases, net	(4,321)	(4,225)	(16,953)	(15,841)
Same-store cash NOI	$192,406	$189,822	$734,009	$747,788

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including our ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and a pro-rata adjustment for FAD from SLG’s unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring building improvements.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and our reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG EARN